For Release 7:00 am, July 23, 2010
Contact:
Patrick Little
President & CEO
Teche Holding Company
(337) 560-7151

Franklin, Louisiana

N E W S R E L E A S E

Teche Holding Company Earns $0.87 per Share for Third Quarter Record $2.49 for Fiscal Year to Date 2010

FRANKLIN, LA – NYSE-AMEX:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended June 30, 2010, the third quarter of fiscal 2010.

Earnings for the quarter ended June 30, 2010 amounted to $1.82 million, or $0.87 per diluted share, compared to $1.73 million, or $0.80 per diluted share, for the same quarter in fiscal 2009, an increase of $0.07 per diluted share, or 8.8%.

Earnings for the nine month period ended June 30, 2010 amounted to $5.25 million, or a record $2.49 per diluted share, compared to $5.15 million, or $2.42 per diluted share, for the same period in fiscal 2009, an increase of $0.07 per diluted share, or 2.9%.

“We continue to post solid quarterly earnings,” said Little.  “As a result, nine months into our fiscal year, we continue to post record fiscal year to date earnings,” said Little.   Teche posted record EPS for fiscal 2009.

The Company reported the following key achievements:

•	Diluted EPS for the quarter remained strong at $0.87.
•	Net Charge Offs for the quarter amounted to 0.05% of average loans.
•	Tangible equity increased to 9.30% at June 30, 2010.
•	Tangible book value per share increased to a record $33.70.
•	The Bank’s total risk-based capital was a strong 13.30% at June 30, 2010.
•	Quarterly non interest income increased 2.9% to $4.2 million from $4.0 million in fiscal 2009.
•	Quarterly non interest expense decreased 4.0% to $7.9 million from $8.0 million in fiscal 2009.
•	SmartGrowth Loans in the past twelve months increased $4.0 million or 0.9%. SmartGrowth Loans now comprise 78.0% of all loans.
•	SmartGrowth Deposits in the past twelve months increased $21.7 million or 5.9%. SmartGrowth Deposits now comprise 67.9% of all deposits.
•	The Company paid a quarterly dividend of $0.355 per share compared to $0.35 per share for the quarter ended June 30, 2009, an increase of 1.4%.

Asset Quality

Non-performing assets totaled $16.4 million, or 2.14% of total assets, at June 30, 2010, compared to $17.3 million, or 2.27% of total assets, at March 31, 2010, and $10.1million, or 1.3% of total assets, a year ago.  Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due and other real estate owned.

The oil spill resulting from the explosion of the Deepwater Horizon drilling rig has impacted area banks with significant credit exposure in the energy, tourism and fishing industries.  As a result, the federal government has promulgated regulations to impose a moratorium on deepwater drilling in the Gulf of Mexico.  Teche has no loans related to the beach vacation or fishing industries as of June 30, 2010.  Teche has $30.6 million or 5.2% of its loan portfolio in direct energy related loans; however, none of Teche’s energy related loans are to companies that primarily service oil and gas drilling and production in deepwater.  As a result, the Company has minimal exposure to deepwater activities affected by the U.S. Government’s moratorium on deepwater drilling in the Gulf of Mexico.

The following table sets forth asset quality ratios for each of the past five quarters:

	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
Net Charge-offs/Average Loans	0.05%	0.07%	0.04%	0.22%	0.03%
ALLL/NPLs	59.29%	52.18%	72.12%	95.44%	74.34%
ALLL/NPAs	53.62%	47.76%	64.83%	74.85%	68.01%
ALLL/Loans	1.48%	1.37%	1.29%	1.14%	1.10%
Net Non-Accrual Loans/Loans	1.96%	2.05%	1.59%	1.02%	1.07%
NPAs/Assets (Net of specific reserves)	1.87%	2.00%	1.58%	1.19%	1.27%

Net charge-offs for the quarter were $323,000, or 0.05% of average loans, compared to $192,000 or 0.03% of average loans for the same period a year ago.  For the last four quarters, net charge-offs were 0.38% of average loans.

The following table sets forth the activity in the allowance for loan losses for each of the past 5 quarters.

(in 000's)	Jun ‘10	Mar ‘10	Dec '09	Sep '09	Jun '09
Beginning ALLL	$8,253	$7,744	$6,806	$6,836	$6,478
Provision for Loan Losses	900	900	1,196	1,286	550
Net Charge-offs	323	391	258	1,316	192
Ending ALLL	$8,830	$8,253	$7,744	$6,806	$6,836

The Company recorded a loan loss provision during the quarter of $0.9 million.  As a result the allowance for loan losses was 1.48% of total loans, or $8.8 million, at June 30, 2010 compared to 1.10% of total loans, or $6.8 million at June 30, 2009 and 1.37% of total loans, or $8.3 million at March 30, 2010.

Net Interest Income

	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
Interest Income	$10,299	$10,374	$10,500	$10,880	$11,130
Interest Expense	2,969	2,940	3,067	3,386	3,583
Net Interest Income	7,330	$7,434	$7,433	$7,494	$7,547

Net interest income for the three months ended June 30, 2010 amounted to $7.3 million compared to $7.5 million for the quarter ended June 30, 2009, a decrease of 2.9%, or $0.2 million primarily due to lower security and loan deposit balances along with an increase in rates on FHLB advances.

Net Interest Margin and Spread

	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
Yield on Earning Assets	5.87%	5.99%	6.01%	6.01%	6.07%
Cost of Interest Bearing Liabilities	1.93%	1.91%	1.99%	2.12%	2.22%
Spread	3.94%	4.08%	4.02%	3.88%	3.85%
Net Interest Margin	4.18%	4.29%	4.26%	4.14%	4.12%

Net interest margin amounted to 4.18% for the three-month period ended June 30, 2010; compared to 4.12% for the three-months ended June 30, 2009.  The increase was primarily due to lower deposit rates and balances offset by lower rates and balances on both loans and securities.

Spread amounted to 3.94% for the three month period ended June 30, 2010, compared to 3.85% for the same period in the previous year.  Compared to the same quarter last year, average yield on earnings assets decreased 20 basis points from 6.07% to 5.87%, while average cost of funds decreased 29 basis points from 2.22% to 1.93%.

Operating Revenue

Operating revenue for the quarter, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.5 million, a decrease of 0.9% or $0.1 million, compared to $11.6 million for the same period in fiscal 2009.

The table below reflects Teche’s operating revenues in millions over the past five quarters:

Operating Revenue	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
Net Interest Income	$7.3	$7.4	$7.4	$7.5	$7.6
Non Interest Income	4.2	4.0	4.0	4.2	4.0
Operating Revenue	$11.5	$11.4	$11.4	$11.7	$11.6

Non Interest Income

Non-interest income remained relatively stable at $4.2 million for the quarter compared to $4.0 million in the linked quarter and $4.0 million a year ago.  This amounted to 2.17% of average assets for the quarter, compared to 2.08% for the linked quarter and 2.04% a year ago.  Deposit fees comprised 92.0% of non-interest income for the quarter, compared to 90.2% for the linked quarter and 92.1% a year ago.

Non-interest income amounted to 36.2% of operating income for the quarter ended June 30, 2010, compared to 34.7% for the three months ended June 30, 2009 and to 34.7% for the linked quarter.

For the quarter, interchange fees amounted to $630,000, compared to $575,000 for the linked quarter and $622,000 a year ago.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (“FinReg”) regarding interchange fees contains a provision specifically exempting banks with assets under $10 billion in total assets from various aspects of the legislation, including the interchange fee provisions.  “As we have stated, the new regulatory requirements are not expected to materially affect earnings at Teche,” said Little.  “While the details of the regulations to be promulgated pursuant to FinReg are currently unknown, we expect to take a similarly pro-active approach to any new requirements,” said Little.

Non Interest Expense

For the quarter, non-interest expense was $7.9 million or 4.11% of average assets, compared to the linked quarter of $8.0 million or 4.20% of average assets, a decrease of 1.3%, primarily due to reductions in compensation and marketing expense.  Compared to the same quarter in fiscal 2009, non-interest expense decreased slightly.

Net Income

	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
Net Income	$1,821	$1,700	$1,733	$1,983	$1,733
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.355	$0.35
Basic Earnings Per Common Share	$0.87	$0.81	$0.83	$0.95	$0.82
Diluted Earnings Per Common Share	$0.87	$0.80	$0.82	$0.94	$0.81
Annualized Return on Avg. Assets	0.95%	0.89%	0.91%	1.01%	0.88%
Annualized Return on Avg. Equity	9.60%	9.14%	9.37%	10.91%	9.55%
Annualized Return on Avg. Tangible Equity	10.12%	9.64%	9.91%	11.53%	10.11%

Net income increased by $124,000 despite lower net interest income, primarily due to higher non interest income and lower non interest expenses.

                          Since 2003, the Company has increased dividends for seven consecutive years and on June 30, 2010 paid a $0.355 per share quarterly dividend, its sixtieth consecutive.  Based on the closing price of the Company’s common stock on June 30, 2010 of $28.10, the annualized dividend yield was 5.1%.

Capital

	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
Stockholders’ Equity	$74,549	$73,551	$72,322	$71,484	$70,052
Ratio of Equity to Assets	9.74%	9.63%	9.55%	9.34%	8.87%
Tangible Equity Ratio (2)	9.30%	9.20%	9.07%	8.90%	8.44%
Risk-Based Capital Ratio	13.30%	12.91%	12.70%	12.72%	12.15%
Book Value per Common Share	$35.45	$35.02	$34.49	$34.09	$33.43
Tangible Book Value Per Common Share	$33.70	$33.27	$32.74	$32.33	$31.67

    The tangible equity ratio increased to 9.30%, compared to 8.44% a year ago, primarily due to earnings.  Tangible book value per common share increased to $33.70, from $31.67 a year ago, an increase of $2.03, or 6.4%, primarily due to earnings.

Loan Growth

	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
SmartGrowth Loans
Consumer	$110,855	$110,438	$109,899	$108,013	$106,563
Commercial	212,762	212,485	213,505	210,201	209,091
Home Equity	55,860	57,443	57,373	58,348	58,216
SmartMortgages	86,624	86,677	86,462	83,775	88,200
Total SmartGrowth Loans	466,101	$467,043	$467,239	$460,337	$462,070
Mortgage Loans (owner occupied conforming)	131,590	133,478	135,048	134,996	156,759
Total Loans	$597,691	$600,521	$602,287	$595,333	$618,829

Three Month Period.  Gross loans receivable decreased to $597.7 million at June 30, 2010, from $600.5 million at March 31, 2010, a linked quarter decrease of $2.8 million, or 0.5%.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $466.1 million, or 78.0% of total loans at June 30, 2010, compared to $467.0 million, or 77.8% at March 31, 2010.

Commercial loan balances at June 30, 2010 amounted to $212.8 million, compared to $212.5 million at March 31, 2010, a three month increase of $0.3 million or 0.1%.  Consumer loan balances at June 30, 2010 amounted to $110.9 million, compared to $110.4 million at March 31, 2010, a linked quarter increase of $0.4 million, or 0.4%.

Twelve Month Period. Gross loans receivable decreased to $597.7 million at June 30, 2010 from $618.8 million at June 30, 2009 a twelve month decrease of $21.1 million, or 3.4% primarily due to the sale, in 2009, of $26 million in fixed rate mortgage loans, $5 million of which were SmartMortgages.  SmartGrowth Loans increased to $466.1 million at June 30, 2010, from $462.0 million at June 30, 2009, a twelve month increase of $4.0 million, or 0.9%.

Commercial loan balances at June 30, 2010 amounted to $212.8 million, compared to $209.1 million at June 30, 2009 a twelve month increase of $3.7 million, or 1.8%.  Consumer loan balances at June 30, 2010 amounted to $110.9 million, a twelve month increase of $4.3 million, or 4.0%.  Commercial loan balances totaling about $52.2 million had average floor interest rates of approximately 4.25% at June 30, 2010.

Deposits

	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09	Jun '09
SmartGrowth Deposits
Checking	$169,396	$177,174	$170,552	$165,796	$168,733
Money Market	62,643	68,763	80,034	95,461	108,668
Savings	160,567	149,233	128,254	106,479	93,485
Total SmartGrowth Deposits	392,606	$395,170	$378,840	$367,736	$370,886
Time Deposits	185,496	191,573	196,651	217,733	234,556
Total Deposits	578,102	$586,743	$575,491	$585,469	$605,442

“Our SmartGrowth deposits increased over the past year and our cost of interest bearing liabilities decreased by 29 basis points,” said Little.

Three Month Growth.  Total deposits decreased to $578.1 million at June 30, 2010, from $586.7 million at March 31, 2010, a linked quarter decrease of $8.6 million or 1.5%. Total SmartGrowth Deposits decreased $2.6 million to $392.6 million or 0.6% at June 30, 2010, from $395.2 million at March 31, 2010.

Checking account balances at June 30, 2010 decreased $7.8 million, or 4.4%, to $169.4 million from $177.2 million at March 31, 2010.

Twelve Month Growth. Total deposits decreased to $578.1 million at June 30, 2010, from $605.4 million at June 30, 2009, a twelve month decrease of $27.3 million, or 4.5% primarily due to reductions in total time deposit balances, especially from June 2009 to December 2009, concurrent with the sale of loans, described above.  Total SmartGrowth Deposits grew $21.7 million, or 5.9% from $370.8 million at June 30, 2009.

SmartGrowth Deposits amounted to 67.9% of total deposits as of June 30, 2010 compared to 61.3% at June 30, 2009.

Checking account balances at June 30, 2010 increased 0.4% or $0.6 million in the past 12 months. Checking account balances now account for 29.3% of total deposits compared to 27.9% at June 30, 2009.

Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 60,000 customers.  Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $765 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Jun.	Mar.	Dec.	Sep.	Jun.
	2010	2010	2009	2009	2009
Interest Income	$10,299	$10,374	$10,500	$10,880	$11,130
Interest Expense	2,969	2,940	3,067	3,386	3,583
Net Interest Income	7,330	7,434	7,433	7,494	7,547
Provision for Loan Losses	900	900	1,196	1,286	550
Net Interest Income after
Provision for Loan Losses	6,430	6,534	6,237	6,208	6,997
Non Interest Income	4,153	3,956	4,014	4,225	4,036
Non Interest Expense	7,877	7,980	7,641	7,894	8,204
Income Before Gain on Securities
and Sale of Loans	2,706	2,510	2,610	2,539	2,829
Gain on Securities	--	(8)	(36)	(183)	(434)
Gain on Sale of Loans	7	--	--	559	--
Income Taxes	892	802	841	932	662
Net Income (loss)	$1,821	$1,700	$1,733	$1,983	$1,733
Selected Financial Data
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.355	$0.35
Basic Earnings Per Common Share	$0.87	$0.81	$0.83	$0.95	$0.82
Diluted Earnings Per Common Share	$0.87	$0.80	$0.82	$0.94	$0.81
Annualized Return on Avg. Assets	0.95%	0.89%	0.91%	1.01%	0.88%
Annualized Return on Avg. Equity	9.60%	9.14%	9.37%	10.91%	9.55%
Annualized Return on Avg.
Tangible Equity (1)	10.12%	9.64%	9.91%	11.53%	10.11%
Yield on Interest Earning Assets	5.87%	5.99%	6.01%	6.01%	6.07%
Cost of Interest Bearing Liabilities	1.93%	1.91%	1.99%	2.12%	2.22%
Spread	3.94%	4.08%	4.02%	3.88%	3.85%
Net Interest Margin	4.18%	4.29%	4.26%	4.14%	4.12%
Non-Interest Income/Avg. Assets	2.17%	2.08%	2.11%	2.16%	2.04%
Non-Interest Expense/Avg. Assets	4.11%	4.20%	4.01%	4.03%	4.15%
Quarterly Net Charge-offs/Avg. Loans	0.05%	0.06%	0.04%	0.22%	0.03%
Weighted avg. shares Outstanding
Basic	2,083	2,100	2,098	2,096	2,107
Diluted	2,103	2,118	2,116	2,117	2,125
AVERAGE BALANCE SHEET DATA
Total Assets	$767,379	$759,908	$761,312	$784,058	$790,499
Earning assets	$701,756	$692,527	$698,268	$724,678	$733,368
Loans	$599,883	$600,554	$599,115	$608,769	$615,616
Interest-bearing deposits	$515,165	$511,521	$512,049	$534,850	$538,403
Total deposits	$583,576	$576,502	$576,534	$600,339	$604,681
Total stockholders’ equity	$75,859	$74,416	$73,977	$72,723	$72,568

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$75,859	$74,416	$73,922	$72,723	$72,568
Less average goodwill and other intangible assets,
net of related income taxes	3,689	3,705	3,687	3,694	3,703
Average Tangible Equity	$72,170	$70,711	$70,235	$69,029	$68,865

Net Income	1,821	1,700	1,733	1,983	1,733
Plus Amortization of core deposit
intangibles, net of related income taxes	5	5	7	7	7
Net Income, as adjusted	$1,826	$1,705	$1,740	$1,990	$1,740

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Statements of Income
(UNAUDITED)
	FISCAL YEAR TO DATE (NINE MONTHS) ENDED
	June	June
	2010	2009	$Change	%Change
Interest Income	$31,174	$33,357	$(2,183)	-6.5%
Interest Expense	8,976	11,912	(2,936)	-24.6%
Net Interest Income	22,198	21,445	753	3.5%
Provision for Loan Losses	2,996	1,740	1,256	72.2%
Net Interest Income after
Provision for Loan Losses	19,202	19,705	(503)	-2.6%
Non Interest Income	12,123	12,104	19	0.2%
Non Interest Expense	23,498	23,478	20	0.1%
Income Before Gain on Securities
and Sale of Loans	7,827	8,331	(504)	-6.0%
Gain(Loss) on Securities	(45)	(852)	807	94.7%
Gain(Loss) on Sale of Loans	7	--	7	NA
Income Taxes	2,535	2,326	209	9.0%
Net Income (loss)	$5,254	$5,153	$101	2.0%
Selected Financial Data
Dividends Declared Per Share	$1.065	$1.05	$0.015	1.4%
Basic Earnings Per Common Share	$2.51	$2.44	$0.07	2.9%
Diluted Earnings Per Common Share	$2.49	$2.42	$0.07	2.9%
Annualized Return on Avg. Assets	0.92%	0.88%	0.04%	4.5%
Annualized Return on Avg. Equity	9.37%	9.57%	-0.20%	-2.1%
Annualized Return on Avg.
Tangible Equity (1)	9.89%	10.13%	-0.24%	-2.4%
Yield on Interest Earning Assets	5.96%	6.16%	-0.20%	-3.2%
Cost of Interest Bearing Liabilities	1.94%	2.49%	-0.55%	-22.1%
Spread	4.02%	3.67%	0.35%	9.5%
Net Interest Margin	4.24%	3.96%	0.28%	7.1%
Non-Interest Income/Avg. Assets	2.11%	2.07%	0.04%	1.9%
Non-Interest Expense/Avg. Assets	4.11%	4.01%	0.10%	2.5%
FYTD Quarterly Net Charge-offs/Avg. Loans	0.05%	0.07%	-0.02%	-28.6%
Weighted avg. shares Outstanding
Basic	2,094	2,114	-20	-0.9%
Diluted	2,112	2,131	-19	-0.9%
AVERAGE BALANCE SHEET DATA
Total Assets	$762,872	$780,224	$(17,352)	-2.2%
Earning assets	$697,509	$721,646	$(24,137)	-3.3%
Loans	$599,845	$606,072	$(6,227)	-1.0%
Interest-bearing deposits	$513,080	$532,405	$(19,325)	-3.6%
Total deposits	$578,860	$602,766	$(23,906)	-4.0%
Total stockholders’ equity	$74,748	$71,814	$2,934	4.1%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$74,748	$71,814	$2,934	4.1%
Less average goodwill and other intangible assets,
net of related income taxes	3,697	3,712	(15)	-0.4%
Average Tangible Equity	$71,051	$68,102	$2,949	4.3%

Net Income	$5,254	$5,153	101	2.0%
Plus Amortization of core deposit
intangibles, net of related income taxes	15	22	(7)	-31.8%
Net Income, as adjusted	$5,269	$5,175	$94	1.8%

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Balance Sheet
(UNAUDITED)
	Jun. 2010	Mar 2010	Dec. 2009	Sep. 2009	Jun. 2009
SmartGrowth Loans
Consumer	$110,855	$110,438	$109,899	$108,013	$106,563
Commercial	212,762	212,485	213,505	210,201	209,091
Home Equity	55,860	57,443	57,373	58,348	58,216
SmartMortgage Loans	86,624	86,677	86,462	83,775	88,200
Total SmartGrowth Loans	466,101	467,043	467,239	460,337	462,070
Mortgage Loans (owner occupied conforming)	131,590	133,478	135,048	134,996	156,759
	597,691	600,521	602,287	595,333	618,829
Allowance for Loan Losses	-8,830	-8,253	-7,744	-6,806	-6,836
Loans Receivable, Net	588,861	592,268	594,543	588,527	611,993

Cash and Securities	121,783	116,367	108,282	125,058	127,441
Goodwill and Other Intangibles	3,692	3,700	3,707	3,715	3,723
Foreclosed Real Estate	1,547	1,426	1,128	1,953	604
Other	49,601	49,874	49,604	45,818	45,752
TOTAL ASSETS	$765,484	$763,635	$757,264	$765,071	$789,513

SmartGrowth Deposits
Checking	$169,396	$177,174	$170,552	$165,796	$168,733
Money Market	62,643	68,763	80,034	95,461	108,668
Savings	160,567	149,233	128,254	106,479	93,485
Total Smart Growth Deposits	392,606	395,170	378,840	367,736	370,886
Time Deposits	185,496	191,573	196,651	217,733	234,556
Total Deposits	578,102	586,743	575,491	585,469	605,442

FHLB Advances	106,445	97,857	103,451	100,628	106,890
Other Liabilities	6,388	5,484	6,000	7,490	7,129
Stockholders’ Equity	74,549	73,551	72,322	71,484	70,052
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$765,484	$763,635	$757,264	$765,071	$789,513

Ratio of Equity to Assets	9.74%	9.63%	9.55%	9.34%	8.87%
Tangible Equity Ratio	9.30%	9.20%	9.07%	8.90%	8.44%
Risk-Based Capital Ratio	13.30%	12.91%	12.70%	12.72%	12.15%
Book Value per Common Share	$35.45	$35.02	$34.49	$34.09	$33.43
Tangible Book Value Per Common Share	$33.70	$33.27	$32.74	$32.33	$31.67
Non-performing Assets/Total Assets	2.15%	2.27%	1.58%	1.19%	1.27%
Diluted Shares Outstanding (in thousands)	2,091	2,100	2,097	2,097	2,095

The amount was calculated using the following information:

Stockholders’ Equity	$74,549	$73,551	$72,322	$71,484	$70,052
Less goodwill and other Intangible
assets, net of related income taxes	-3,677	-3,683	-3,687	-3,692	-3,697
Tangible Stockholders Equity	$70,872	$69,868	$68,365	$67,792	$66,355

Total Assets	$765,484	$763,635	$757,264	$765,071	$789,513
Less goodwill and other Intangible
assets’ net of related income taxes	-3,677	-3,683	-3,687	-3,692	-3,697
Total Tangible Assets	$761,807	$759,952	$753,577	$761,379	$785,816

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
June 30, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$22,345	-	0.00%	$876	3.92%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,582	-	0.00%	50	0.27%
All Other
Secured by First Liens	302,521	16	0.01%	4,357	1.44%
Secured by Junior Liens	10,936	68	0.62%	88	0.80%
Multifamily (5+ Dwelling Units)	26,499	-	0.00%	888	3.35%
Nonresidential Property (Except Land)	86,656	97	0.11%	675	0.78%
Land	38,776	55	0.14%	5,441	14.03%
Subtotal – Real Estate Loans	$506,315	__236	0.05%	$12,375	2.44%

Non-Real Estate Loans:
Commercial Loans	30,935	-	0.00%	7	0.02%
Consumer Loans:
Loans on Deposits	4,770	5	0.10%	4	0.08%
Auto Loans	2,832	-	0.00%	7	0.25%
Mobile Home Loans	40,378	76	0.19%	257	0.64%
Other	12,577	6	0.05%	27	0.21%
Subtotal – Non Real Estate Loans	91,492	87	0.10%	302	0.33%

Gross Loans	$597,807	323	0.05%	$12,677	2.12%

Non-accruals	11,693
90 + Days Past Due	984
OREO & Foreclosed	1,576
Nonperforming Assets (Net)	14,253

NPAs/Assets	1.87%
NPAs/(Loans + OREO)	2.38%
LLR/Loans	1.48%
Net Charge-offs/Loans	0.05%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
March 31, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$22,512	$-	0.00%	$1,568	6.97%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,748	13	0.07%	94	0.50%
All Other
Secured by First Liens	304,778	60	0.02%	4,852	1.59%
Secured by Junior Liens	12,535	-	0.00%	148	1.18%
Multifamily (5+ Dwelling Units)	24,821	-	0.00%	-	0.00%
Nonresidential Property (Except Land)	87,283	256	0.29%	1,113	1.28%
Land	39,353	2	0.01%	5,585	14.19%
Subtotal – Real Estate Loans	$510,030	$331	0.06%	$13,360	2.62%

Non-Real Estate Loans:
Commercial Loans	29,251	-	0.00%	7	0.02%
Consumer Loans:
Loans on Deposits	7,450	51	0.68%	23	0.31%
Auto Loans	2,964	-	0.00%	12	0.40%
Mobile Home Loans	40,265	(2)	(0.00)%	321	0.80%
Other	10,561	11	0.10%	27	0.26%
Subtotal – Non Real Estate Loans	$90,491	$60	0.07%	$390	0.43%

Gross Loans	$600,521	$391	0.07%	$13,750	2.29%

Non-accruals	$12,295
90 + Days Past Due	1,455
OREO & Foreclosed	1,464
Nonperforming Assets (Net)	$15,214

NPAs/Assets	2.00%
NPAs/(Loans + OREO)	2.53%
LLR/Loans	1.37%
Net Charge-offs/Loans	0.07%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$15,716	$3	0.02%	$54	0.34%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,120	31	0.17%	119	0.66%
All Other
Secured by First Liens	305,083	7	0.00%	5,626	1.84%
Secured by Junior Liens	13,237	38	0.29%	135	1.02%
Multifamily (5+ Dwelling Units)	26,337	(1)	0.00%	1,707	6.48%
Nonresidential Property (Except Land)	91,947	0	0.00%	1,565	1.70%
Land	40,712	0	0.00%	965	2.37%
Subtotal – Real Estate Loans	$511,152	$ _78	0.02%	$10,171	1.99%

Non-Real Estate Loans:
Commercial Loans	29,984	82	0.27%	7	0.02%
Consumer Loans:
Loans on Deposits	7,558	6	0.08%	149	1.97%
Auto Loans	3,123	5	0.16%	30	0.96%
Mobile Home Loans	40,862	85	0.21%	357	0.87%
Other	9,608	2	0.01%	24	0.25%
Subtotal – Non Real Estate Loans	$91,135	$180	0.20%	$567	0.62%

Gross Loans	$602,287	$258	0.04%	$10,738	1.78%

Non-accruals	$9,589
90 + Days Past Due	1,148
OREO & Foreclosed	__ 1,208
Nonperforming Assets (Net)	$11,945

NPAs/Assets	1.58%
NPAs/(Loans + OREO)	1.98%
LLR/Loans	1.29%
Net Charge-offs/Loans	0.04%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$21,707	$0	0.0%	$1,066	4.91%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	17,529	0	0.0%	50	0.29%
All Other
Secured by First Liens	302,072	4	0.0%	4,408	1.46%
Secured by Junior Liens	13,882	5	0.04%	88	0.63%
Multifamily (5+ Dwelling Units)	23,921	1,139	4.76%	324	1.35%
Nonresidential Property (Except Land)	91,428	63	0.07%	371	0.41%
Land	34,644	0	0.0%	388	1.12%
Subtotal – Real Estate Loans	$505,183	$1,211	0.24%	$6,695	1.33%

Non-Real Estate Loans:
Commercial Loans	30,395	96	0.32%	98	0.32%
Consumer Loans:
Loans on Deposits	7,779	1	0.01%	50	0.64%
Auto Loans	3,044	(5)	(0.16)%	19	0.62%
Mobile Home Loans	40,327	6	0.01%	266	0.66%
Other	8,605	7	0.08%	2	0.02%
Subtotal – Non Real Estate Loans	$90,150	$105	0.12%	$435	0.48%

Gross Loans	$595,333	$1,316	0.22%	$7,130	1.20%

Non-accruals	$6,048
90 + Days Past Due	1,082
OREO & Foreclosed	1,962
Nonperforming Assets (Net)	$9,092

NPAs/Assets	1.19%
NPAs/(Loans + OREO)	1.52%
LLR/Loans	1.14%
Net Charge-offs/Loans	0.22%

Average Loan Balances & Yields	06/30/2010	06/30/2010	03/31/2010	03/31/2010	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$349,849	5.97%	$350,776	6.05%	(927)	-0.08%
Commercial	139,442	5.74%	139,929	5.69%	(487)	0.05%
	489,291	5.90%	490,705	5.95%	(1,414)	-0.05%

Non-Real Estate Loans
Commercial	29,964	6.35%	29,291	6.44%	673	-0.09%
Consumer	80,629	9.35%	80,558	9.11%	71	0.24%
	110,593	8.54%	109,849	8.40%	744	0.14%

Total All Loans	$599,884	6.39%	$600,554	6.40%	(670)	-0.01%

Average Loan Balances & Yields	06/30/2010	06/30/2010	06/30/2009	06/30/2009	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$349,849	5.97%	$371,900	6.22%	$(22,0551)	-0.25%
Commercial	139,442	5.74%	135,699	6.11%	3,743	-0.37%
	489,291	5.90%	507,599	6.19%	(18,308)	-0.29%

Non-Real Estate Loans
Commercial	29,964	6.35%	30,158	6.38%	(194)	-0.03%
Consumer	80,629	9.35%	77,859	9.30%	2,770	0.05%
	110,593	8.54%	108,017	8.49%	2,576	0.05%

Total All Loans	$599,884	6.39%	$615,616	6.59%	$(15,732)	-0.20%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	06/30/2010	06/30/2010	03/31/2010	03/31/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$106,087	0.46%	$105,087	0.45%	$1,000	0.01%	1.0%
Non-interest bearing Deposits	68,411	0.00%	64,981	0.00%	3,430	0.00%	5.3%
Checking Total	$174,498	0.28%	$170,068	0.28%	$4,430	0.00%	2.6%

Savings Accounts	$154,065	1.00%	$137,921	1.01%	$16,144	-0.01%	11.7%
Money Market Accounts	65,678	0.39%	73,672	0.39%	(7,994)	0.00%	-10.9%

Total Smart Growth Deposits	$394,241	0.58%	$381,661	0.56%	$12,580	0.02%	3.3%

Time Deposits	189,335	2.65%	194,841	2.64%	(5,506)	0.01%	-2.8%

Total Deposits	$583,576	1.25%	$576,502	1.26%	$7,074	-0.01%	1.2%

FHLB Advances	101,543	4.52%	103,257	4.34%	(1,714)	0.18%	-1.7%

Total Interest-bearing liabilities	$616,708	1.92%	$614,778	1.91%	$1,930	0.01%	0.3%

Non-interest bearing Deposits	$68,411	0.00%	$64,981	0.00%	3,430	0.00%	5.3%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	06/30/2010	06/30/2010	06/30/2009	06/30/2009	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$106,087	0.46%	$106,830	0.48%	$(743)	-0.02%	-0.7%
Non-interest bearing Deposits	68,411	0.00%	66,277	0.00%	2,134	0.00%	3.2%
Checking Total	$174,498	0.28%	$173,107	0.30%	$1,391	-0.02%	0.8%

Savings Accounts	$154,065	1.00%	$86,301	0.87%	$67,764	0.13%	78.5%
Money Market Accounts	65,678	0.39%	114,376	0.92%	(48,698)	-0.53%	-42.6%

Total Smart Growth Deposits	394,241	0.58%	373,784	0.62%	20,457	-0.04%	5.5%

Time Deposits	189,335	2.65%	230,896	3.13%	(41,561)	-0.48%	-18.0%

Total Deposits	583,576	1.25%	604,680	1.58%	(21,104)	-0.33%	-3.5%

FHLB Advances	101,543	4.52%	106,193	4.51%	(4,650)	0.01%	-4.4%

Total Interest-bearing liabilities	$616,708	1.92%	$644,596	2.22%	$(27,888)	-0.30%	-4.3%

Non-interest bearing Deposits	$68,411	0.00%	$66,277	0.00%	$2,134	0.00%	3.2%